Exhibit 10.26

Addendum and Amendment to Support Services Agreement

This ADDENDUM AND AMENDMENT TO SUPPORT SERVICES AGREEMENT by and among PEAK6 Investments, L.P, (“Providing Party”), Apex Clearing Holdings LLC (“ACH”) and Apex Clearing Corporation (“Apex”) is made and entered into as of December 1, 2012 with effect as of June 5, 2012 (this “Addendum”).

WHEREAS, on June 5, 2012, Providing Party and ACH entered into that certain Support Services Agreement (the “Original Agreement”); and

WHEREAS, ACH and Providing Party desire to enter into this Addendum to add Apex as a party and Apex, ACH and Providing Party desire enter into the other agreements set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINED TERMS

Section 1.1 Use of Defined Terms. Unless otherwise defined herein or the context otherwise requires, terms for which meanings are provided in the Original Agreement shall have such meanings when used in this Addendum.

ARTICLE II

AMENDMENTS

Section 2.1 Parties. The parties acknowledge and agree that Apex is the primary recipient of services under the Agreement and that all references to “Receiving Party” in the Agreement and this Addendum shall include Apex.

Section 2.2 Charges for Services.

(a) Clause (ii) of Section 4 of the Original Agreement is deleted and replaced with the following:

“on a rate no less favorable to the Receiving Party than could be obtained from an equivalently skilled third-party source asked to perform under similar business conditions”.

(b) The parties agree that the rates set forth on Schedule A hereto were determined in accordance with Section 4 of the Agreement and are the applicable rates for the period starting June 5, 2012 through the date that the parties amend such rates via written agreement.

ARTICLE III

MISCELLANEOUS

Section 3.1 References to the Original Agreement. Except for the amendments expressly set forth above, the Original Agreement is unmodified hereby. Reference to this specific Addendum need not be made in the Original Agreement, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Original Agreement, any reference in any of such items to the Original Agreement being sufficient to refer to the Original Agreement as amended hereby. This Addendum is expressly made a part of the Original Agreement.

Section 3.2 Incorporation of Provisions. Sections 7 and 14 of the Original Agreement are incorporated by reference herein mutatis mutandis.

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IN WITNESS WHEREOF, the parties hereto have executed this Addendum and Amendment to Support Services Agreement as of the day and year first written above.

PEAK6 INVESTMENTS, L.P.

By:	/s/ Jay Coppoletta
Name: Jay Coppoletta
Title: Chief Corporate Development and Legal Officer

APEX CLEARING HOLDINGS LLC

By:	/s/ Daniel Rosenthal
Name: Daniel Rosenthal
Title: CEO

APEX CLEARING CORPORATION

By:	/s/ Daniel Rosenthal
Name: Daniel Rosenthal
Title: CEO

Schedule A